Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in:

1)	the Current Report on Form 8-K to be filed by Prologis, Inc. and Prologis, L.P. on January 28, 2020,
2)	the Registration Statement on Form S-3 (No. 333-216491) filed by Prologis, Inc. and Prologis, L.P.,
3)	the Registration Statement on Form S-4 (No. 333-235260) filed by Prologis, Inc.,
4)	the Registration Statement on Form S-4 (No. 333-235800) filed by Prologis, L.P.,
5)	the Registration Statements on Form S-8 (Nos. 333-42015, 333-78779, 333-90042, 333-144489, 333-177378, 333-178955, and 333-181529) filed by Prologis, Inc., and
6)	the Registration Statement on Form S-8 (No. 333-100214) filed by Prologis, Inc. and Prologis, L.P.

of our reports dated February 16, 2018, with respect to the consolidated financial statements and schedule of DCT Industrial Trust Inc. and DCT Industrial Operating Partnership LP, and the effectiveness of internal control over financial reporting of DCT Industrial Trust Inc. and DCT Industrial Operating Partnership LP, included in the Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption “Experts” in the prospectus supplement to the Registration Statement on Form S-3 (No. 333-216491) to be filed with the Securities and Exchange Commission.

/s/ Ernst and Young LLP

Denver, Colorado

January 27, 2020